UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 21, 2006

Golden Telecom, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-27423	51-0391303
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Rep. Office Golden TeleService, Inc., 1 Kozhevnichesky Proezd, Moscow, Russia,		115114
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(011-7-501) 797-9300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed in Golden Telecom, Inc.'s (the "Company") Annual Report on Form 10-K dated March 16, 2006 and in the Current Report on Form 8-K dated March 22, 2006, Mr. Ashley Dunster resigned from the Company's Board of Directors and committees of the Board, including the Audit Committee, effective March 15, 2006. Mr. Dunster's resignation caused the Company's Audit Committee to have only two members, which is not in compliance with Rule 4350(d) of The NASDAQ Stock Market ("Nasdaq"). The Company gave notice to Nasdaq of this non-compliance on March 17, 2006.

The Company advised Nasdaq of its decision not to fill the vacancy on the Audit Committee created by Mr. Dunster's resignation in reliance on Nasdaq Rule 4350(d)(4)(B), which gives the Company until the earlier of its next annual meeting of shareholders (the "Annual Meeting") or one year from the date of non-compliance (i.e., March 15, 2007) to regain compliance. The Company's next Annual Meeting is scheduled for May 18, 2006. The Board intends to elect independent directors at the Annual Meeting and to immediately fill the vacancy on the Audit Committee with a qualified candidate.

On March 29, 2006, the Company received a letter dated March 21, 2006 from Nasdaq confirming that the Company has until the earlier of its next Annual Meeting or March 15, 2007 to regain compliance with Nasdaq Rule 4350. A copy of the press release announcing such matter is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

99.1 Press Release announcing the Company's non-compliance with Nasdaq's Marketplace Rule 4350.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Golden Telecom, Inc.

March 31, 2006	By:	/s/ Derek Bloom

Name: Derek Bloom
Title: Senior Vice-President, General Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release announcing the Company's non-compliance with Nasdaq's Marketplace Rule 4350.